
Air Methods

Air Methods Corporation
NASDAQ: AIRM

3Q16 Earnings Presentation



Air Methods®

Non-GAAP Financial Information

Non-GAAP Financial Information: This presentation may discuss EBITDA from continuing operations and EBITDA margin, which are not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP). The Company defines EBITDA from continuing operations as earnings attributable to Air Methods Corp. (AMC) and it subsidiaries before interest, income taxes, depreciation, amortization gain or loss on disposition of assets, and discontinued operations. The Company defines EBITDA margin as EBITDA from continuing operations divided by revenue. To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes the additions and subtractions from net income used to calculate EBITDA from continuing operations reflect the measurements that its bank creditors and third party stock analysts use in evaluating the Company. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

3Q16 Highlights

- **Air Medical Services (AMS) Division revenue increased 0.4% YOY.**
  - **Net Patient Transport Revenue increased 3.2% YOY.**
    - **Patient Transports increased 6.6% YOY.**
    - **Same-base Patient Transports decreased 8.4% YOY.**
    - **Same-base Weather Cancellations increased 7.4% YOY.**
    - **Net Revenue per Transport decreased 3.3% YOY.**
  - **Contract revenue declined 14.3% YOY due primarily to a 9.7% reduction in the number of hospital bases from conversions and net contract declines.**
- **Tourism Division revenue increased 7.1% YOY.**
- **Maintenance expense per flight hour**
  - **AMS increased 5.7% YOY.**
  - **Tourism declined 2.4% YOY.**
- **Fuel expense per flight hour**
  - **AMS declined 2.5% YOY.**
  - **Tourism increased 1.7% YOY.**
- **Income from Continuing Operations decreased 34.7% YOY.**

3Q16 Financial Results

	3Q15	3Q16	% Change
Revenue (000,000s)	$311.3	$311.0	-0.1%
EBITDA[1] (000,000s)	$105.2	$81.8	-22.2%
Margin (%)	33.8%	26.3%	-750 bps
Diluted EPS, Continuing Operations	$1.16	$0.82	-29.3%
Diluted Shares (000,000s)	39.4	37.4	-5.1%

	Air Medical Services (AMS)		% Change	Tourism		% Change	United Rotorcraft[2]		% Change
	3Q15	3Q16		3Q15	3Q16		3Q15	3Q16	
Revenue (000,000s)	$266.8	$267.7	0.4%	$36.2	$38.8	7.1%	$13.2	$7.7	-41.5%
EBITDA[1] (000,000s)	$108.2	$83.9	-22.5%	$9.1	$9.8	7.9%	$2.1	$0.0	-100.0%
Margin (%)	40.6%	31.3%	-920 bps	25.0%	25.2%	20 bps	15.6%	0.4%	-1,520 bps

1. Represents EBITDA from continuing operations. See appendix for reconciliation.

2. Results for United Rotorcraft include internal and external revenue and costs. Please consult the segment information footnote in the 10-Q for additional information, including corporate expenses.

Air Medical Services Division

	3Q15	3Q16	% Change
Patient Transport Revenue, Net	$222.8MM	$229.9MM	3.2%
Net Revenue / Transport	$12,839	$12,421	-3.3%
Transports	17,330	18,478	6.6%
Transports + Weather Cancellations	22,794	25,085	10.1%
Same-Base Transports (SBTs)	16,764	15,352	-8.4%
SBTs + Weather Cancellations	22,101	21,084	-4.6%
# of Bases[1]	200	234	17.0%
Days Sales Outstanding[2]	126	134	6.3%
AMS Contract Revenue	$40.3MM	$34.6MM	-14.3%
# of Bases[1]	93	84	-9.7%

1. *The number of bases represents figures at the end of the quarter.*
2. *DSO in 3Q16 excludes the impact of Tri-State Care Flight.*

Air Medical Services Division
Expenses (Millions)

	3Q15	3Q16	% Change
Flight Center Expenses	$100.6	$118.0	17.2%
Aircraft Operating Expenses	$32.9	$36.5	11.1%
Maintenance	$24.7	$27.0	9.1%
Fuel	$5.8	$6.4	9.3%

Air Medical Services Division

Volume Payor Mix[1]

	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16
Commercial Insurance[2]	27.7%	26.8%	29.1%	29.5%	27.0%	26.1%	27.8%	28.3%	26.2%	25.6%	26.7%
Government-Sponsored Insurance	4.4%	3.6%	3.5%	3.2%	3.6%	4.1%	3.6%	3.8%	3.7%	3.5%	3.6%
Medicare	33.7%	34.5%	32.4%	32.1%	34.8%	35.9%	33.9%	33.5%	35.6%	36.8%	34.3%
Medicaid	20.1%	24.1%	23.6%	23.4%	23.9%	24.7%	24.6%	24.1%	24.5%	24.6%	24.7%
Self-Pay	14.2%	10.9%	11.4%	11.8%	10.7%	9.2%	10.1%	10.3%	10.0%	9.5%	10.7%

1. *Reported payor mix is aged 3 months.*
2. *Commercial Insurance mix excluding TSCF was 26.9% in 1Q16, 26.3% in 2Q16, and 27.2% in 3Q16.*

Air Medical Services Division

Community Base Activity

	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16
Beginning of Period	179	176	183	186	189	189	199	200	209	229	232
Acquisitions	0	0	0	0	0	0	0	0	25	0	0
Conversions	0	6	2	1	0	5	0	8	-1	2	1
Greenfields	2	3	3	2	1	7	3	2	4	3	4
Closures	5	2	2	0	1	2	2	1	8	2	3
End of Period	176	183	186	189	189	199	200	209	229	232	234

Tourism/United Rotorcraft

Tourism	3Q15	3Q16	% Change
Tourism and Charter Revenue	$36.2MM	$38.8MM	7.1%
Total Revenue / Passenger	$270	$282	4.4%
Passenger Trips	134,157	137,595	2.6%
Operating Expenses	$22.5MM	$24.7MM	9.7%

United Rotorcraft	3Q15	3Q16	% Change
External Revenue	$8.4MM	$4.5MM	-45.9%
Cost of Medical Interiors and Products Sold	$6.7MM	$4.7MM	-29.3%

Capital Expenditures
(Millions)

	1st 9 Months of 2015	1st 9 Months of 2016
Total Capital Expenditures	($95.5)	($74.0)
Aircraft Purchases*	($90.5)	($69.6)
Non-Aircraft Cap Ex	($5.0)	($4.4)
Lease Aircraft Buyouts	($9.5)	($13.1)
Proceeds from Asset Sales	$3.6	$6.2
Proceeds from Aircraft Financing	$105.5	$56.0

** Includes aircraft purchases, installations of new medical interiors, and aircraft refurbishments.*

Cash Flows
(Millions)

	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16
Operating Cash Flow	$34.5	$73.9	$17.8	$44.8	$42.4	$49.9	$81.0
Capital Expenditures	$23.5	$24.9	$47.1	$53.5	$31.4	$26.3	$16.4
Free Cash Flow	$11.0	$49.0	($29.3)	($8.7)	$11.0	$23.7	$64.6

** Free cash flow excludes buy-out of previously leased aircraft, payments for hospital contract conversions, proceeds from disposition of equipment.*

Days Sales Outstanding


160
150
140
130
120
110
100
122
125
126
130
142
148
134
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
14 Day Sequential Decline
8 Day Y-O-Y Increase

** DSO only for Patient Transport Revenue*

Air Methods

Correction of an Immaterial Error

	Revenue	EPS	Cumulative AR Balance Adjustment
2011[1]			($8.2) MM
2012	($2.1) MM	($0.03)	($10.3) MM
2013	($0.2) MM	($0.00)	($10.5) MM
2014	No Change	No Change	($10.5)MM
2015	($5.2) MM	($0.08)	($15.8) MM
2Q16	No Change	No Change	($15.8) MM

1. The cumulative effect on retained earnings as of December 31, 2011 was $5.1 million.

Air Methods®

Appendix



Air Methods®

Air Methods

EBITDA Reconciliation[1]

	Air Methods Corp. (AMC)		AMS		Tourism		United Rotorcraft	
	3Q15	3Q16	3Q15	3Q16	3Q15	3Q16	3Q15	3Q16
Net Income (Loss) attributable to AMC and subsidiaries	$46.7	$30.6	$85.9	$57.3	$4.9	$6.3	$1.2	-$0.8
Loss on Discontinued Ops, net of income taxes	$0.0	-	$0.0	-	-	-	-	-
Net Income (Loss), from cont. ops. attributable to AMC and subsidiaries	$46.7	$30.6	$85.9	$57.3	$4.9	$6.3	$1.2	-$0.8
Interest [3]	$4.9	$8.1	$3.8	$6.5	$0.8	$1.1	-	-
Income Tax[2]	$30.2	$19.1	-	-	-	-	-	-
D&A[3]	$20.8	$23.6	$17.4	$19.8	$1.9	$2.3	$0.9	$0.8
Loss on Disposition of Assets[3]	$2.6	$0.4	$1.1	$0.3	$1.5	$0.1	-	-
EBITDA from Continuing Operations[3]	$105.2	$81.8	$108.2	$83.9	$9.1	$9.8	$2.1	$0.0

1. Results are in millions.
2. Income tax expense is not allocated at the divisional level.
3. Excludes amounts attributable to redeemable, non-controlling interests.

Air Methods®